Exhibit 99.3

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into as of April 2, 2007 (the “Effective Date”) among AML Communications, Inc., a Delaware corporation (“AML”), and all shareholders of Mica-Tech, Inc., a California corporation (each “Shareholder” and collectively the “Shareholders”), including without limitation, Steven Ow and Toni Ow, husband and wife (hereinafter collectively referred to as “Ow”), with reference to the following recitals of fact.

RECITALS:

A.            Shareholders are presently the holders of 3,983,333 shares of the common stock of Mica-Tech, Inc., a California corporation (“MI”).  These shares of MI are hereinafter referred to collectively as the “Minority Shares”.  The Minority Shares constitute approximately 49% of the issued and outstanding common stock of MI.

B.            AML acquired 4,146,400 shares of the common stock of MI (hereinafter collectively referred to as the “AML Shares”) by a Stock Purchase Agreement dated also as of April 1, 2007 (the “AML Acquisition Agreement”), which constitute 51% of the issued and outstanding common stock of MI.  The total consideration paid by AML for the AML Shares was Eight Hundred Thousand Dollars ($800,000).

C.            The AML Acquisition Agreement conditioned the closing of the transactions set forth therein upon the entry by the parties into an agreement which granted AML an option to purchase the Minority Shares on certain terms and conditions.  The parties now enter into this Option Agreement for the purpose of fulfilling the conditions set forth in the AML Acquisition Agreement.

NOW, THEREFORE, it is agreed:

1.             OPTION TO PURCHASE MINORITY SHARES.

1.1           GRANT OF OPTION.  Each Shareholder, severally but not jointly, hereby grants AML the option to purchase the Minority Shares he   holds (the “Stock Option”), subject to the terms and conditions set forth in this Section 1.  The Option shall expire on April 1, 2018 (“Expiration Date”).  This Stock Option shall become exercisable in three equal annual installments as indicated below.

Exercise Beginning Date	Total Number of Minority Shares For Which Stock Option is Exercisable After Exercise Beginning Date

April 1, 2008	Up to 1,327,778, MI shares

April 1, 2009	Up to 2,655,554 MI shares

April 1, 2010	Up to 3,953,333 MI shares

The Stock Option may be exercised, at any time following the Exercise Beginning Date and prior to the Expiration Date by written notice delivered by AML to Ow in accordance with the notice provisions of Section 5.8 of this Agreement (the “Exercise Notice”).  The Exercise Notice shall affirmatively state that AML exercises the installment of the Stock Option without condition or qualification.

1.2           OPTION PRICE.  The per share purchase price (the “Option Price”) for the Minority Shares included in the installment subject to the Exercise Notice (the “Option Shares”) shall be the fair market value of each Option Share on the date the Exercise Notice is delivered to Ow, determined as hereinafter specified.

1.3           DETERMINATION OF FAIR MARKET VALUE.  The fair market value of the Option Shares shall be determined by the mutual agreement of AML and Ow within fifteen (15) days of the date the Exercise Notice is delivered to Ow.  If the parties are unable to agree on the fair market value of the Option Shares, then the fair market value of the Option Shares shall be determined by appraisal in the manner set forth in Section 1.4, below.  In determining the fair market value of the Option Shares under this Agreement, the parties agree that there shall be no discounts assessed to the Option Shares for a minority interest or lack of marketability resulting solely because the Shares are subject to AML’s option (but not for lack of marketability because the MI stock is not publicly traded).  Any fair market value agreed upon by AML and Ow shall be binding to all other Shareholders.

1.4           APPRAISAL.  AML will select a qualified, certified, professional appraiser who has been engaged in valuing businesses similar to MI within Southern California on a full time basis for at least the past five (5) years (a “Qualified Appraiser”) to determine the fair market value of the Option Shares.  The Qualified Appraiser to be so employed shall be proposed by AML within thirty (30) days after the Exercise Notice is delivered to Ow, and shall be approved or disapproved by Ow in writing within fifteen (15) days thereafter.  If Ow rejects the Qualified Appraiser proposed by AML, such rejection shall be accompanied by the identification of an alternate candidate to act as the Qualified Appraiser hereunder.  Upon receipt of such notice of rejection, AML shall have fifteen (15) days within which to approve or disapprove such alternate candidate.  If AML fails to propose a candidate within the initial thirty (30) day period specified above, then Ow may elect to initiate the process by proposing a candidate within the immediately ensuing thirty (30) day period.  Should either Ow or AML fail to timely reject a Qualified Appraiser who is properly proposed by the other party pursuant to this Section, such failure shall constitute acceptance of the Qualified Appraiser proposed by the other party.

(a)           In the event that AML and Ow are unable to accomplish the selection of a Qualified Appraiser through the utilization of the procedures specified in the preceding Section, each of AML’s and Ow’s selected Qualified Appraiser shall mutually select a third appraiser.  In the event that such Qualified Appraisers are unable to select such appraiser, either AML or Ow can apply to the presiding judge of the Ventura County Superior Court for the appointment of a Qualified Appraiser upon not less than fifteen (15) days’ notice to the other party.

(b)           The fees and other charges of any Qualified Appraiser selected pursuant to this Section 1.4 shall be shared equally by AML, on the one hand, and Ow on the other hand.  Each party shall be separately responsible for any costs or fees associated with the selection of the Qualified Appraiser and the assemblage of data for presentation to the Qualified Appraiser.

All communications with the Qualified Appraiser shall include both parties, and each party shall receive copies of all data and documents provided by the other party, or MI, to the Qualified Appraiser.

(c)           The parties agree that the decision of the Qualified Appraiser as to the fair market value of the Option Shares shall be final and binding on the parties.

1.5           PAYMENT OF OPTION PRICE.  Payment for the Option Stock which is the subject of the then-current Option Exercise may be made by one or more of the following methods at AML’s election:

(a)           In cash, by certified or bank check, or other instrument acceptable to such Shareholder in U.S. funds payable to the order of such Shareholder in an amount equal to the purchase price of such Option Shares; or

(b)           In unregistered AML common stock (“AML Stock”), based on a weighted average price of the prior five trading days on the OTC-Bulletin Board;   AML agrees in their next filing with the Securities and Exchange Commission of a registration statement in such form that AML is eligible to use to register the AML Stock for resale under the Securities Act of 1933 (the “Registration Statement”) to include the AML Stock in such Registration Statement.

1.6           STATUS OF SHARES.  Until the Stock Option is exercised and the purchase price for the Option Shares has been paid in full, each Shareholder shall be considered the record owner of and shall be entitled to vote the Option Shares.  Such Shareholder shall be entitled to receive all dividends and any other distributions declared with respect to such Option Shares; provided, however, that MI will be under no duty to declare any such dividends or to make any such distribution.  Each Shareholder covenants and agrees that, between the date hereof and until the exercise by AML of the Option granted hereunder, such Shareholder shall not become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict his right or ability to perform his obligations under this Agreement.  In addition, each Shareholder agrees not to sell, transfer or otherwise assign any portion of the Shares that would prevent such Shareholder from performing his obligations hereunder.

2.             RESERVED.

3.             MINORITY SHARE CLOSINGS.  The transactions involving Minority Shares that are provided for in Section 1, shall each be consummated at the then principal business office of MI at such date and time within twenty (20) business days following the completion of the purchase price determination for the affected shares of Minority Shares as shall be designated by the parties.

4.             CONDITION OF MINORITY STOCK.

AML acknowledges and agrees that with the exception of the Standard Warranties set forth in Subsection (a), below, it will be purchasing the MI Stock pursuant to Section 1, above, without any other representations or warranties, express or implied, from any Shareholder, and accepts the Minority Shares “AS IS”.

(a)           STANDARD WARRANTIES.  In connection with the purchase of Minority Shares by AML under Section 1, above, such Shareholder, severally but not jointly and with respect to only the Minority Shares he   holds, will make the following representations and warranties to AML in connection with said purchase(s):

(1)           Shareholder is the sole owner of the Minority Shares, has not transferred any portion of the Minority Shares, holds the Minority Shares free and clear of all claims, liens and encumbrances (other than the Stock Option), and has the power and authority to transfer the Minority Shares.

(2)           Shareholder has not, directly or indirectly, entered into any agreement with or granted any right to other persons relating to the terms or conditions of the transactions contemplated by this Agreement or that would prevent the consummation of the transactions contemplated hereby.

5.             MISCELLANEOUS.

5.1           GOVERNING LAW; VENUE.  This Agreement shall be construed in accordance with and governed by the laws of the State of California.  The parties agree that the proper venue for any dispute relating to or involving this Agreement shall be in the Ventura County Superior Court.

5.2           SEVERABILITY.  If any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

5.3           ATTORNEYS’ FEES.  In the event of any legal action with respect to this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs from the losing party in such action.

5.4           FURTHER ACTS.  Each party will do all such acts, and execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such further instruments and documents as may be necessary to carry out the intent and purposes of this Agreement.

5.5           INTERPRETATION.  In this Agreement, the neuter gender includes the feminine and masculine and the singular number includes the plural and the words “persons” and “party” includes corporation, partnership, firm, trust, or associates whenever the context so requires.  The headings contained in this Agreement are solely for convenience and are not a part of this Agreement and do not in any way interpret, limit or amplify this Agreement or any of its provisions.

5.6           COUNTERPARTS.  This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

5.7           ENTIRE AGREEMENT.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements between the parties concerning this transaction, whether oral or written.

5.8           NOTICES.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the party at the address next to such party’s signature.

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

5.9           ASSIGNMENT.  The rights and obligations of the parties under this Agreement shall not be assignable or transferable without the other party’s consent, except by will, trust or by the laws of descent and distribution.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

Ow:	By	/s/ Steven Ow
Steven Ow

	By	/s/ Toni Ow
Toni Ow

Address:

4750 Calle Quetzal
Camarillo, CA 93012

AML:	AML Communications, Inc.

	By	/s/ Jacob Inbar
Jacob Inbar, President & CEO

Address:

1000 Avenida Acaso
Camarillo, CA 93012

Shareholder:
Shareholder Name:

Address: